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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Cumulus Media Inc.:

         We consent to the use of our report dated February 15, 2002, with respect to the consolidated balance sheets of Cumulus Media Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, and the related financial statement schedule, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                       /s/ KPMG LLP

Chicago, Illinois
March 25, 2002